Exhibit  23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INVICTA  GROUP,  INC.
9553  Harding  Avenue,  Suite  301
Miami  Beach,  FL  33154

     We hereby consent to the incorporation in the Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission of our report dated April 14, 2004, with respect to the financial statements of INVICTA GROUP, INC. for the year ended December 31, 2003.


April  14,  2004

/s/  Wolfe  &  Wolfe,  CPA
__________________________
Wolfe  &  Wolfe,  CPA